Exhibit 10.2

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT is entered into and made effective this 15th day of December, 2004 between SOUTHWEST BANK OF ST. LOUIS,  (the “Company) and ANDREW N. BAUR (the “Executive”).

RECITALS

Executive possesses intimate knowledge of the business and affairs of the Company and its affiliates, and their respective policies, markets and financial and human resources.

The Company desires to assure the continued services of Executive on its own behalf and/or on behalf of its affiliates following his retirement from the Company for the period provided in this Agreement.  Executive is willing to continue to provide certain services to the Company and/or its affiliates for such period, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

1.

Consulting.  Starting on January 1, 2005, Executive agrees to provide the services described in Paragraph 3 hereof for the period stated in Paragraph 2 hereof, subject to the other terms and conditions herein provided.

2.

Term.  The term shall begin on January 1, 2005, and shall continue until (a) such time as this Agreement is terminated by written notice, at least ninety (90) days in advance, by either of the parties hereto, or (b) by Executive’s death or disability such that he is unable to perform his duties hereunder (the “Term”).  The Company will not give written notice to terminate the Term prior to December 31, 2005.

3.

Duties.  During the Term, Executive shall devote his best efforts and such of his business time, attention, skill and efforts as are necessary to consult with the executive officers and Board of Directors of the Company and its affiliates with respect to such matters as may be reasonably requested by the Company or its affiliates.  Executive shall continue to serve as the Chairman of the Board of the Company.  Executive shall also maintain continued involvement with area businesses and community-based organizations on the Company’s behalf and will continue to cultivate both business development and expansion opportunities within Missouri and the surrounding markets.

4.

Compensation.  As compensation for the services to be provided pursuant to this Agreement, Executive shall receive from the Company or its affiliates the benefits set forth below:

A.

Consulting Fee.  During the Term, Company shall pay Executive a consulting fee equal to Ten Thousand Dollars ($10,000) per month, payable at the beginning of each month.  The consulting fee shall be in addition to the Two Thousand Dollar ($2,000) monthly payment payable to Executive during the Term under the post-employment obligations of the Letter Agreement between Executive and M&I Marshall & Ilsley Bank dated as of June 17, 2002 (the “Letter Agreement”).  The consulting fees paid to Executive will not be eligible to be included as compensation for purposes of any qualified or nonqualified pension or welfare benefit plans of the Company or its affiliates.  The Company shall not be obligated to withhold any federal, state or local, unemployment or social security taxes from the compensation.

B.

Reimbursement of Expenses.  The Company shall pay or reimburse Executive for all reasonable travel and other expenses incurred by Executive in the performance of his duties hereunder.

C.

Company Car.  For the Term and at the Company’s expense, the Company shall provide Executive with a vehicle that is similar in quality to the vehicle provided by the Company to Executive while Executive was employed by the Company.

5.

Miscellaneous.

A.

Amendment.  This Agreement may not be amended or modified except by written instrument executed by the Company and Executive.

B.

Letter Agreement.  Except as provided in Section 4(C) of this Agreement, the benefits provided to the Executive hereunder are in addition to the post-termination benefits provided to Executive under the Letter Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SOUTHWEST BANK OF ST. LOUIS

By:

/s/ Mark F. Furlong

Mark F. Furlong, Senior Vice President

EXECUTIVE

/s/ Andrew N. Baur

Andrew N. Baur